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As filed with the Securities and Exchange Commission on May 30, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NEOMAGIC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0344424 (I.R.S. Employer Identification Number)

3250 Jay Street
Santa Clara, California 95054
(408) 988-7020
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Prakash C. Agarwal
President and Chief Executive Officer
NeoMagic Corporation
3250 Jay Street
Santa Clara, California 95054
(408) 988-7020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Danaher, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	1,667,000 shares	$1.26	$2,100,420	$169.92

(1)
Estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, to be equal to the average between the high and the low price reported in the Nasdaq National Market on May 23, 2003.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

1,667,000 Shares

NEOMAGIC CORPORATION

Common Stock

        This prospectus is part of a registration statement that we filed with the SEC using the "shelf" registration process. The selling stockholder listed on page 11 may offer and resell up to 1,667,000 shares of our common stock under this prospectus from time to time. The selling stockholder may sell these shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. We issued these shares of our common stock to the selling stockholder in a private transaction.

        For additional information on the methods of sale that may be used by the selling stockholder, see the section entitled "Plan of Distribution" on page 12. We will not receive any of the proceeds from the sale of these shares. We will bear the costs relating to the registration of these shares.

        Our common stock is listed on the Nasdaq National Market under the symbol "NMGC." On May 23, 2003, the last sale price of our common stock was $1.30 per share.

        THIS OFFERING INVOLVES MATERIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

        The Securities and Exchange Commission may take the view that, under certain circumstances, the selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2003

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

THE COMPANY

        NeoMagic Corporation provides applications processors to enable new generations of handheld Internet systems, including personal digital assistants and cellular phones. Our products are designed to offer the lowest power, smallest form-factor, and best multimedia features and performance. NeoMagic has pioneered the integration of complex logic, memory and analog circuits into single-chip solutions.

        We are incorporated in Delaware and our principal executive offices are located at 3250 Jay Street, Santa Clara, California 95054. Our telephone number at that address is (408) 988-7020.

        In this prospectus, the terms "NeoMagic," "Company," "we," "us" and "our" refer to NeoMagic Corporation and its subsidiaries.

RISK FACTORS

        Investors should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks and investors may lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference herein, including our consolidated financial statements and related notes.

        In addition, this prospectus and our SEC reports include "forward-looking statements." When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements.

We Expect to Continue to Incur Significant Losses in Fiscal 2004

        The Company has been incurring substantial losses as it invests heavily in new product development in advance of achieving significant customer sales. This is expected to continue in fiscal year 2004. The Company's ability to achieve cash flow breakeven is likely to depend on the success of its MiMagic 5, which has recently been released, and the success of other products and technology still in development and scheduled for release in the second half of fiscal year 2004. However, even if the MiMagic 5 and subsequent products achieve widespread customer acceptance, the length of customer design-in cycles would preclude significant product shipments in fiscal 2004. Accordingly, even if these new products are successful, the Company will incur significant additional losses in fiscal 2004.

Our Annual and Quarterly Performance May Fluctuate

        The Company's quarterly and annual results of operations are affected by a variety of factors that could materially adversely affect net sales, gross margin and operating results. These factors include, among others, the ability of the Company to increase its customer base and its sales, the abilities of manufacturing subcontractors to make adequate and timely deliveries, access to advanced production process technologies from manufacturing subcontractors, recruiting and retaining employees including those with engineering expertise in new disciplines. In particular, the Company's new product development efforts and customer engagements in System-on-Chip integration and supporting multimedia technologies such as MPEG-4 streaming video represent new endeavors and consequently carry greater risks of successful and timely execution. Any one or more of these factors could result in the Company failing to achieve its expectations as to future revenues and profits. Furthermore, the majority of the Company's sales were historically made, and are expected to continue to be made, on the basis of purchase orders rather than pursuant to long-term purchase agreements, which increases the difficulty of forecasting sales. The Company may be unable to adjust spending sufficiently in a timely manner to compensate for any unexpected sales shortfall, which could materially adversely affect quarterly operating results. Accordingly, the Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not indicative of results to be expected for a full fiscal year. In future quarters, the Company's operating results may be below the expectations of public market analysts or investors.

Our Financial Results could be Affected by Changes in Accounting Rules

        In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 requires us to perform impairment analysis on our long-lived assets, other than goodwill, to be held and used, whenever events or changes in circumstances indicate the carrying amount may not be recoverable. An impairment loss will be recognized if the carrying amount of a long-lived asset exceeds its fair value. SFAS 144 retains the fundamental provisions of SFAS 121 related to (i) the recognition and measurement of the impairment of long-lived assets to be held and used, and (ii) the measurement of long-lived assets to be disposed of by sale. As SFAS 144 excludes goodwill, certain long-lived assets may be subject to impairment charges sooner than they would have been recorded under SFAS 121, which SFAS 144 replaces. During the third and fourth quarter of fiscal 2003, we recorded impairment charges of $873 thousand and $170 thousand, respectively, related to our long-lived assets as a result of our SFAS 144 analysis. If economic conditions in our industry continue to deteriorate and adversely affect our business, we could be required to record additional impairment charges related to our long-lived assets, which could have a material adverse effect on our results of operations and financial condition. Refer to Note 1, "Recent Accounting Pronouncements," in the Consolidated Financial Statements for further discussion.

        Our financial results could be affected by potential changes in the accounting rules governing the recognition of stock-based compensation expense. We measure compensation expense for our employee stock plans under the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." In addition, we provide pro forma disclosures of our operating results in our Notes to Consolidated Financial Statements as if the fair value method of accounting had been applied in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." Had we accounted for our compensation expense under the fair value method of accounting prescribed by SFAS 123, the charge would have been significant, totaling $5.6 million, $6.7 million and $6.3 million during fiscal 2003, 2002 and 2001, respectively. Currently, the U.S. Congress, the Securities and Exchange Commission and the Financial Accounting Standards Board are considering changes to accounting rules concerning the recognition of stock option compensation expense. If one or more of these proposals are implemented, we and other companies may be required to measure compensation expense using the fair value method, which would adversely affect our results of operations by reducing our income or increasing our losses by an amount equal to such stock option charges.

We have a Limited Customer Base

        Four customers accounted for 26%, 20%, 17% and 15%, respectively of net sales in fiscal 2003. Two customers accounted for 38% and 16%, respectively, of net sales in fiscal 2002. Four customers accounted for 26%, 21%, 15% and 14%, respectively, of net sales in fiscal 2001. The Company expects that a small number of customers will account for a substantial portion of its net sales for the foreseeable future. Furthermore, the majority of the Company's sales was historically made, and is expected to continue to be made, on the basis of purchase orders rather than pursuant to long-term purchase agreements. As a result, the Company's business, financial condition and results of operations could be materially adversely affected by the decision of a single customer to cease using the Company's products, or by a decline in the number of handheld systems sold by a single customer.

We May Lose Our Customer Base

        The Company's products are designed to afford the handheld systems manufacturer significant advantages with respect to product performance, power consumption and size. To the extent that other future developments in components or subassemblies incorporate one or more of the advantages offered by the Company's products, the market demand for the Company's products may be negatively impacted.

We Face Intense Competition in Our Markets

        The market for applications processors is intensely competitive and is characterized by rapid technological change, evolving industry standards and declining average selling prices. NeoMagic believes that the principal factors of competition in this market are imaging performance, price, features, power consumption, size and software support. The ability of the Company to compete successfully in the applications processor market depends on a number of factors including, success in designing and subcontracting the manufacture of new products that implement new technologies, product quality and reliability, price, ramp of production of the Company's products for particular system manufacturers, customer demand and acceptance of more sophisticated multimedia functionality on handheld systems, end-user acceptance of the system manufacturers' products, market acceptance of competitors' products and general economic conditions. The Company's ability to compete in the future will also depend on its ability to identify and ensure compliance with evolving industry standards and market trends. Unanticipated changes in market trends and industry standards could render the Company's products incompatible with products developed by major hardware manufacturers and software developers. As a result, the Company could be required to invest significant time and resources to redesign its products or obtain license rights to technologies owned by third parties in order to ensure compliance with relevant industry standards and market trends. There can be no assurance that the Company will be able to redesign its products or obtain the necessary third-party licenses within the appropriate window of market demand. If the Company's products are not in compliance with prevailing market trends and industry standards for a significant period of time, the Company could miss crucial OEM/ODM design cycles, which could result in a material adverse effect on the Company's business, financial condition and results of operations.

        NeoMagic competes with both domestic and international companies, some of which have substantially greater financial and other resources than the Company with which to pursue engineering, manufacturing, marketing and distribution of their products. The Company's principal competitors include Intel's StrongARM and XScale product lines, ST Microsystem's Nomadik line, certain of Samsung's S3C chips and Texas Instruments' OMAP product line, as well as a number of vertically integrated electronics firms who are developing their own solutions. NeoMagic may also face increased competition from new entrants into the handheld systems semiconductor market including companies currently at developmental stages. NeoMagic has significant intellectual properties and historically demonstrated expertise in SOC technology. However, the inability of the Company to produce timely new products for its market could have a material adverse effect on the Company's business, financial condition and operating results.

        Some of the Company's current and potential competitors operate their own manufacturing facilities. Since the Company does not operate its own manufacturing facility and may from time-to-time make binding commitments to purchase products, it may not be able to reduce its costs and cycle time or adjust its production to meet changing demand as rapidly as companies that operate their own facilities, which could have a material adverse effect on the Company's results of operations.

Our Products May be Incompatible with Evolving Industry Standards and Market Trends

        The Company's ability to compete in the future will also depend on its ability to identify and ensure compliance with evolving industry standards and market trends. Unanticipated changes in market trends and industry standards could render the Company's products incompatible with products developed by major hardware manufacturers and software developers. As a result, the Company could be required to invest significant time and resources to redesign its products or obtain license rights to technologies owned by third parties in order to ensure compliance with relevant industry standards and market trends. There can be no assurance that the Company will be able to redesign its products or obtain the necessary third-party licenses within the appropriate window of market demand. If the Company's products are not in compliance with prevailing market trends and industry standards for a significant period of time, the Company could miss crucial OEM design cycles, which could result in a material adverse effect on the Company's business, financial condition and results of operations.

We Depend on New Product Development to Meet Rapid Market and Technological Change

        The Company is now focused on providing high-performance semiconductor solutions for sale to original equipment manufacturers of handheld systems. New product planning is primarily focused on Integrated System-on-Chip semiconductor products for handheld systems, and multimedia technologies for integration into such products, such as MPEG-4 video compression, image processing, graphics, and audio technologies. The Company's future business, financial condition and results of operations will depend to a significant extent on its ability to develop new products that address these market opportunities. As a result, the Company believes that significant expenditures for research and development will continue to be required in the future.

        The markets for handheld systems are emerging opportunities, characterized by rapidly changing infrastructure, evolving industry standards and uncertain average selling prices. The Company must anticipate the features and functionality that consumers and infrastructure providers will demand, incorporate those features and functionality into products that meet the exacting design requirements of equipment manufacturers, price its products competitively and introduce the products to the market on a timely basis. The success of new product introductions is dependent on several factors, including proper new product definition, timely completion and introduction of new product designs, the ability to create or acquire intellectual property, the ability of strategic manufacturing partners to effectively design and implement the manufacture of new products, quality of new products, differentiation of new products from those of the Company's competitors and market acceptance of the Company's and its customers' products. There can be no assurance that the products the Company expects to introduce will incorporate the features and functionality demanded by system manufacturers and consumers, will be successfully developed, or will be introduced within the appropriate window of market demand, nor can there be assurance that customers who utilize the Company's semiconductor products will achieve the levels of market success with their own system products that they may project to the Company.

        Because of the complexity of its products, the Company has experienced delays from time to time in completing development and introduction of new products. In addition, the Company is now beginning production and continuing the development of new products in markets in which the Company has little history. In the event that there are delays in ramping production of current products, or in the completion of development of future products, including the products currently under development for introduction over the next 12 to 18 months, the Company's potential future business, financial condition, and results of operations will be materially adversely affected. In addition, the time required for competitors to develop and introduce competing products may be shorter, manufacturing yields may be better, and production costs may be lower than those experienced by the Company.

We Depend on Third-Party Manufacturers to Produce Our Products

        The Company's products require wafers manufactured with state-of-the-art fabrication equipment and techniques. The Company currently utilizes several foundries for wafer fabrication. The Company expects that, for the foreseeable future, some of its products will be manufactured by a single source. Since, in the Company's experience, the lead time needed to establish a strategic relationship with a new wafer fabrication partner is at least 12 months, and the estimated time for a foundry to switch to a new product line ranges from four to nine months, there may be no readily available alternative source of supply for specific products. A manufacturing disruption experienced by the Company's manufacturing partners, the failure of the Company's manufacturing partners to dedicate adequate resources to the production of the Company's products, or the financial instability of the Company's manufacturing partners would have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, in the event that the transition to the next generation of manufacturing technologies by the Company's manufacturing partner is unsuccessful, the Company's business, financial condition and results of operations would be materially and adversely affected.

        There are many other risks associated with the Company's dependence upon third-party manufacturers, including: reduced control over delivery schedules, quality, manufacturing yields and cost; the potential lack of adequate capacity during periods of excess demand; limited warranties on wafers supplied to the Company; and potential misappropriation of NeoMagic's intellectual property. The Company is dependent on its manufacturing partners to produce wafers with acceptable quality and manufacturing yields, deliver those wafers on a timely basis to the Company's third party assembly subcontractors and to allocate to the Company a portion of their manufacturing capacity sufficient to meet the Company's needs. Although the Company's products are designed using the process design rules of the particular manufacturer, there can be no assurance that the Company's manufacturing partners will be able to achieve or maintain acceptable yields or deliver sufficient quantities of wafers on a timely basis or at an acceptable cost. Additionally, there can be no assurance that the Company's manufacturing partners will continue to devote adequate resources to the production of the Company's products or continue to advance the process design technologies on which the manufacturing of the Company's products are based.

We Rely on Third-Party Subcontractors to Assemble and Test Our Products

        The Company's products are assembled and tested by third-party subcontractors. The Company does not have long-term agreements with any of these subcontractors. Such assembly and testing is conducted on a purchase order basis. As a result of its reliance on third-party subcontractors to assemble and test its products, the Company cannot directly control product delivery schedules, which could lead to product shortages or quality assurance problems that could increase the costs of manufacturing or assembly of the Company's products. Due to the amount of time normally required to qualify assembly and test subcontractors, product shipments could be delayed significantly if the Company were required to find alternative subcontractors. Any problems associated with the delivery, quality or cost of the assembly and test of the Company's products could have a material adverse effect on the Company's business, financial condition and results of operations.

We May Encounter Inventory Excess or Shortage

        The Company has wafer supply relationships with several foundries to support the Company's product efforts. Normally, the Company places binding purchase orders two to three months prior to wafer shipment. The Company orders wafers for deliveries in advance and with the additional time to assemble and test wafers, the Company can have orders for finished goods that will not be available for up to four months into the future. If the Company does not have sufficient demand for its products and cannot cancel its current and future commitments without material impact, the Company may experience excess inventory, which will result in a write-off affecting gross margin and results of operations. If the Company cancels a purchase order, it must pay cancellation penalties based on the status of work in process or the proximity of the cancellation to the delivery date. The Company must place purchase orders for wafers before it receives purchase orders from its own customers. This limits the Company's ability to react to fluctuations in demand for its products, which can be unexpected and dramatic, and from time-to-time will cause the Company to have an excess or shortage of wafers for a particular product.    As a result of the long lead-time for manufacturing wafers and the increase in "just in time" ordering by manufacturers, semiconductor companies such as the Company from time-to-time must take charges for excess inventory. The Company did in fact incur such charges in fiscal 2001 of $9.2 million. Significant write-offs of excess inventory have had and could continue to have a material adverse effect on the Company's financial condition and results of operations. Conversely, failure to order sufficient wafers would cause the Company to miss revenue opportunities and, if significant, could impact sales by the Company's customers, which could adversely affect the Company's customer relationships and thereby materially adversely affect the Company's business, financial condition and results of operations.

Our Manufacturing Yields May Fluctuate

        The fabrication of semiconductors is an extremely complex process, which typically includes hundreds of process steps. Minute levels of contaminants in the manufacturing environment, defects in masks used to print circuits on a wafer, utilization of equipment with variations and numerous other factors can cause a substantial percentage of wafers to be rejected or a significant number of die on each wafer to be nonfunctional. Many of these problems are difficult to diagnose and time consuming or expensive to remedy. As a result, semiconductor companies often experience problems in achieving acceptable wafer manufacturing yields, which are represented by the number of good die as a proportion of the total number of die on any particular wafer. The Company often purchases wafers, not die, and pays an agreed upon price for wafers meeting certain acceptance criteria. Accordingly, the Company bears the risk of the yield of good die from wafers purchased meeting the acceptance criteria. The Company experienced such yield problems in fiscal 2000, which materially adversely affected the Company's net sales, gross margins and results of operations in fiscal 2000 and 2001.

        Semiconductor manufacturing yields are a function of both product design, which is developed largely by the Company, and process technology, which is typically proprietary to the manufacturer. Historically, the Company has experienced lower yields on new products. Since low yields may result from either design or process technology failures, yield problems may not be effectively determined or resolved until an actual product exists that can be analyzed and tested to identify process sensitivities relating to the design rules that are used. As a result, yield problems may not be identified until well into the production process, and resolution of yield problems would require cooperation by and communication between the Company and the manufacturer. This risk is compounded by the offshore location of the Company's manufacturers, increasing the effort and time required identifying, communicating and resolving manufacturing yield problems. As the Company's relationships with new manufacturing partners develop, yields could be adversely affected due to difficulties associated with adopting the Company's technology and product design to the proprietary process technology and design rules of each manufacturer. Any significant decrease in manufacturing yields could result in an increase in the Company's per unit product cost and could force the Company to allocate its available product supply among its customers, potentially adversely impacting customer relationships as well as revenues and gross margins. There can be no assurance that the Company's manufacturers will achieve or maintain acceptable manufacturing yields in the future.

Uncertainty and Litigation Risk Associated with Patents and Protection of Proprietary Rights

        The Company relies in part on patents to protect its intellectual property. As of January 31, 2003, the Company has been issued 65 patents, each covering certain aspects of the design and architecture of the Company's products. Additionally, the Company has numerous patent applications pending. There can be no assurance that the Company's pending patent applications, or any future applications will be approved. Further, there can be no assurance that any issued patents will provide the Company with significant intellectual property protection, competitive advantages, or will not be challenged by third parties, or that the patents of others will not have an adverse effect on the Company's ability to do business. In addition, there can be no assurance that others will not independently develop similar products, duplicate the Company's products or design around any patents that may be issued to the Company.

        The Company also relies on a combination of mask work protection, trademarks, copyrights, trade secret laws, employee and third-party nondisclosure agreements and licensing arrangements to protect its intellectual property. Despite these efforts, there can be no assurance that others will not independently develop substantially equivalent intellectual property or otherwise gain access to the Company's trade secrets or intellectual property, or disclose such intellectual property or trade secrets, or that the Company can meaningfully protect its intellectual property. A failure by the Company to meaningfully protect its intellectual property could have a material adverse effect on the Company's business, financial condition and results of operations.

        As a general matter, the semiconductor industry is characterized by substantial litigation, regarding patent and other intellectual property rights. In December 1998, the Company filed a lawsuit in the United States District Court for the District of Delaware seeking damages and an injunction against Trident Microsystems, Inc. The suit alleges that Trident's embedded DRAM graphics accelerators infringe certain patents held by the Company. In January 1999, Trident filed a counter claim against the Company alleging an attempted monopolization in violation of antitrust laws, arising from NeoMagic's filing of the patent infringement action against Trident. The Court ruled that there was no infringement by Trident. The Company filed an appeal in the United States Court of Appeals, for the Federal Circuit. On April 17, 2002, the United States Court of Appeals for the Federal Circuit affirmed the lower court's judgment of non-infringement on one patent and vacated the courts judgment of non-infringement on another patent, thereby remanding it to the lower court for further proceedings. In November 2002, the lower court heard oral arguments on cross-motions for summary judgment on the matter, and we are currently awaiting its ruling. Management believes the Company has valid defenses against Trident's claims. There can be no assurance as to the results of the patent infringement suit and the counter-suit for antitrust filed by Trident.

        Any patent litigation, whether or not determined in the Company's favor or settled by the Company, would at a minimum be costly and could divert the efforts and attention of the Company's management and technical personnel from productive tasks, which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that current or future infringement claims by third parties or claims for indemnification by other customers or end users of the Company's products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not materially adversely affect the Company's business, financial condition and results of operations. In the event of any adverse ruling in any such matter, the Company could be required to pay substantial damages, which could include treble damages, cease the manufacturing, use and sale of infringing products, discontinue the use of certain processes, or to obtain a license under the intellectual property rights of the third party claiming infringement. There can be no assurance, however, that a license would be available on reasonable terms or at all. Any limitations on the Company's ability to market its products, or delays and costs associated with redesigning its products or payments of license fees to third parties, or any failure by the Company to develop or license a substitute technology on commercially reasonable terms could have a material adverse effect on the Company's business, financial condition and results of operations.

We Depend on International Sales and Suppliers

        Export sales have been a critical part of the Company's business. Sales to customers located outside the United States (including sales to the foreign operations of customers with headquarters in the United States and foreign system manufacturers that sell to United States-based OEMs) accounted for 84%, 93% and 86% of the Company's net sales for fiscal 2003, 2002, and 2001, respectively. The Company expects that net sales derived from international sales will continue to represent a significant portion of its total net sales. Letters of credit issued by customers have supported a portion of the Company's international sales. To date, the Company's international sales have been denominated in United States dollars. Increases in the value of the U.S. dollar relative to the local currency of the Company's customers could make the Company's products relatively more expensive than competitors' products sold in the customer's local currency.

        International manufacturers have produced, and are expected to continue to produce for the foreseeable future, all of the Company's wafers. In addition, many of the assembly and test services used by the Company are procured from international sources. Wafers are priced in U.S. dollars under the Company's purchase orders with its manufacturing suppliers.

        International sales and manufacturing operations are subject to a variety of risks, including fluctuations in currency exchange rates, tariffs, import restrictions and other trade barriers, unexpected changes in regulatory requirements, longer accounts receivable payment cycles, potentially adverse tax consequences and export license requirements. In addition, the Company is subject to the risks inherent in conducting business internationally including foreign government regulation, political and economic instability, unexpected changes in diplomatic and trade relationships, and the possibility of reduced sales to our customers or interruption to our manufacturing processes, in Asia that may arise from the current Severe Acute Respiratory Syndrome ("SARS") epidemic. Moreover, the laws of certain foreign countries in which the Company's products may be developed, manufactured or sold, may not protect the Company's intellectual property rights to the same extent as do the laws of the United States, thus increasing the possibility of piracy of the Company's products and intellectual property. There can be no assurance that one or more of these risks will not have a material adverse effect on the Company's business, financial condition and results of operations.

We May Need Additional Capital

        The Company requires substantial working capital to fund its business, particularly to finance inventories and accounts receivable and for capital expenditures. The Company believes that its existing capital resources will be sufficient to meet the Company's capital requirements through the next 12 months, although the Company could be required, or could elect, to seek to raise additional capital in the future. The Company's future capital requirements will depend on many factors, including the rate of net sales growth, timing and extent of spending to support research and development programs in new and existing areas of technology, expansion of sales and marketing support activities, and timing and customer acceptance of new products. The Company may raise additional equity or debt financing in the future. There can be no assurance that additional equity or debt financing, if required, will be available on acceptable terms or at all.

We are Dependent on Qualified Personnel

        The Company's future success depends in part on the continued service of its key engineering, sales, marketing, manufacturing, finance and executive personnel, and its ability to identify, hire and retain additional personnel. There is intense competition for qualified personnel in the semiconductor industry, and there can be no assurance that the Company will be able to continue to attract and retain qualified personnel necessary for the development of its business. The Company has experienced the loss of certain key personnel and also reduced personnel in its restructuring. If the Company's headcount is not appropriate for its future direction and the Company fails to recruit key personnel critical to its future direction in a timely manner, it may have a material adverse effect on the Company's business, financial condition and results of operations.

Our Stock Price May Be Volatile

        The market price of the Company's Common Stock, like that of other semiconductor companies, has been and is likely to continue to be, highly volatile. The market has from time-to-time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. The market price of the Company's Common Stock could be subject to significant fluctuations in response to various factors, including quarter-to-quarter variations in the Company's anticipated or actual operating results, announcements of new products, technological innovations or setbacks by the Company or its competitors, general conditions in the semiconductor and PC industries, unanticipated shifts in the handheld systems market or industry standards, loss of key customers, changes in DRAM pricing, litigation commencement or developments, changes in or the failure by the Company to meet estimates of the Company's performance by securities analysts, market conditions for high technology stocks in general, and other events or factors. In future quarters, the Company's operating results may be below the expectations of public market analysts or investors. Since the Company's decline in revenues, gross margins and operating results, the market price of the Common Stock has been and is expected to be for some time in the future, materially adversely affected.

        There may not be an active, liquid trading market for our common stock. For several weeks in October 2002, our common stock traded below the $1 minimum bid price requirement of the Nasdaq National Market. If we fail to comply with the continued listing requirements of the Nasdaq National Market, including the minimum bid price per share requirement, we may be delisted from trading on such market, and thereafter trading in our common stock, if any, would be conducted through the Nasdaq Small Cap Market, the over-the-counter market or on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. There is no guarantee that an active trading market for our common stock will be maintained on the Nasdaq National Market. You may not be able to sell your shares quickly, at the market price or at all if trading in our stock is not active.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock by the selling stockholder. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See "Selling Stockholders" and "Plan of Distribution" described below.

SELLING STOCKHOLDERS

        The following table sets forth the number of shares owned by the selling stockholder as of May 23, 2003. The selling stockholder has not had a material relationship with us within the past three years other than as described below or as a result of the ownership of the shares or other securities of NeoMagic. No estimate can be given as to the amount of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholder named below. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

	Shares Beneficially Owned Prior to Offering(1)			Shares Beneficially Owned After Offering(1)(2)
Name of Selling Stockholder			Number of Shares Being Offered
	Number	Percent(3)		Number	Percent(3)
Infineon Technologies AG(4)	1,667,000	5.5%	1,667,000	0	*

*
Less than 1% of our outstanding common stock.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right.

(2)
Assumes that selling stockholder sells all shares registered under this registration statement. However, to our knowledge, there are no agreements, arrangements or understandings with respect to the sale of any of our common stock, and selling stockholder may decide not to sell its shares that are registered under this registration statement. This registration statement also shall cover any additional shares of common stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

(3)
Based on 30,301,855 shares outstanding as of May 23, 2003.

(4)
Based upon information derived from a Schedule 13G filed on October 29, 2002 by Infineon Technologies AG pursuant to Section 13G of the Securities Exchange Act of 1934 and the rules promulgated thereunder, reporting its beneficial ownership of our common stock. In March, 1999, NeoMagic entered into a Wafer Supply Agreement with Infineon Technologies AG. The 1,667,000 shares of our common stock registered on behalf of Infineon Technologies AG were issued to Infineon in a private transaction pursuant to the termination of such Wafer Supply Agreement in September, 2002.

PLAN OF DISTRIBUTION

        We are registering 1,667,000 shares of common stock (the "Shares") on behalf of the selling stockholder. The Shares may be offered and sold from time to time by the selling stockholder. The selling stockholder will act independently of NeoMagic in making decisions with respect to the timing, manner and size of each sale.

        Subject to certain restrictions contained in the Full and Final Release dated September 9, 2002, between the selling stockholder and the Company, the selling stockholder may sell the Shares in the over-the-counter market or otherwise, at (1) market prices prevailing at the time of sale, (2) prices related to the prevailing market prices or (3) negotiated prices. The selling stockholder may sell some or all of its Shares through:

  •
  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

  •
  an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

  •
  in privately negotiated transactions.

        To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

        In connection with the distribution of the Shares, the selling stockholder may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also:

  •
  sell our common stock short and redeliver the Shares to close out such short positions;

  •
  enter into option or other types of transactions that require the Selling Stockholder to deliver the Shares to a broker-dealer, who will then resell or transfer the Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction); or

  •
  loan or pledge the Shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

        The selling stockholder may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholder may allow other broker-dealers to participate in resales. However, the selling stockholder and any broker-dealers involved in the sale or resale of the Shares may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the selling stockholder qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of Section 153 of the Act, which may include delivery through the facilities of the NASD. We will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

        In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling stockholder and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholder, and we have informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        The sale of Shares by the selling stockholder is subject to compliance by the selling stockholder with certain contractual restrictions it has with us. There can be no assurance that the selling stockholder will sell all or any of the Shares.

        We may suspend the use of this prospectus in the event that there is a material, or potentially material, development involving NeoMagic or there is an occurrence of an event that renders the information in this prospectus misleading, incomplete, or untrue.

VALIDITY OF COMMON STOCK

        The validity of the issuance of the common stock in this offering will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 31, 2003, as set forth in their report which is incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        GOVERNMENT FILINGS. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). In addition, we have filed with the SEC a registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby. You may read and copy any document that we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and Citicorp Center, 500 West Madison Street, Suite 1900, Chicago, Illinois 60661-2511. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

        STOCK MARKET. Our common stock is traded on the Nasdaq National Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

  (2)
  Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2003.

  (3)
  Our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 17, 1997.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

NeoMagic Corporation
3250 Jay Street
Santa Clara, California 95054
Attention: Investor Relations
(408) 988-7020

        In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled "Where You Can Find More Information."

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$169.92
Fees and expenses of counsel	7,500.00
Fees and expenses of accountants	8,500.00
Miscellaneous	—
Total	$16,169.92

        Except for the Securities and Exchange Commission registration fee, all of the foregoing expenses have been estimated. All of the above expenses will be paid by NeoMagic.

Item 15. Indemnification of Directors and Officers.

        As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit; (iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, executive officers and employees.

        The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, such indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other Company or enterprise when they are serving in such capacities at the request of the Registrant. The Company will not be obligated pursuant to the indemnity agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnity agreement, the Company's Bylaws or any statute or law. Under the agreements, the Company is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Company consents to such settlement; (iii) with respect to any proceeding brought by the Company against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Company or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Company or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        The indemnification provision in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number		Description of Document
2.1	*	Full and Final Release dated September 9, 2002, from the Wafer Supply Agreement and the Product Sourcing Agreement, dated January 9, 2001, between NeoMagic International Corporation and Infineon Technologies AG.
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the legality of the securities being registered.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1		Power of Attorney (included on page II-4).

*
Previously filed.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (4)
  The undersigned Registrant hereby undertakes that:

  (i)
  for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (ii)
  for the purpose of determining liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, NeoMagic Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on May 30, 2003.

NEOMAGIC CORPORATION
By:	/s/ Stephen T. Lanza Stephen T. Lanza Senior Vice President, Operations and Business Development and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Prakash C. Agarwal and Stephen T. Lanza, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Prakash C. Agarwal Prakash C. Agarwal	President, Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2003
/s/ Stephen T. Lanza Stephen T. Lanza	Senior Vice President, Operations and Business Development and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	May 30, 2003
/s/ James Lally James Lally	Director	May 30, 2003
/s/ Brian Dougherty Brian Dougherty	Director	May 30, 2003

/s/ Anil Gupta Anil Gupta	Director	May 30, 2003
/s/ Paul Richman Paul Richman	Director	May 30, 2003
/s/ Carl Stork Carl Stork	Director	May 30, 2003

EXHIBIT INDEX

Exhibit Number		Description of Document
2.1	*	Full and Final Release dated September 9, 2002, from the Wafer Supply Agreement and the Product Sourcing Agreement, dated January 9, 2001, between NeoMagic International Corporation and Infineon Technologies AG.
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation regarding the legality of the securities being registered.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1		Power of Attorney (included on page II-4).

*
Previously filed.

QuickLinks

TABLE OF CONTENTS
THE COMPANY
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
VALIDITY OF COMMON STOCK
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX